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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 333-00000) and related Proxy Statement and Prospectus of Concord EFS, Inc. and subsidiaries, for the registration of 2,382,000 shares of its common stock and to the incorporation by reference therein of our report dated February 19, 2002, with respect to the consolidated financial statements of Concord EFS, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Memphis, Tennessee
March 15, 2002